Investor Presentation March 2018 Exhibit 99.1

2 Forward Looking Statements, Non-GAAP Financial Measures and Other Information This presentation contains “forward-looking statements”. Other than statements of historical facts, all statements contained in this presentation, including statements regarding the Company’s future financial position, future revenue, prospects, plans and objectives of management, are forward-looking statements. Words such as “outlook,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “should,” “could,” “project,” and similar expressions, as well as statements in future tense, identify forward-looking statements. You should not consider forward-looking statements as a guarantee of future performance or results. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief at that time with respect to future events. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors, assumptions, uncertainties, and risks that could cause such differences are discussed in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 2, 2018, and other filings with the SEC. The forward-looking statements in this presentation are expressly qualified in their entirety by this cautionary statement. The Company undertakes no obligation to update these forward-looking statements to reflect new information, or events or circumstances arising after such date. This presentation includes certain “Non-GAAP” financial measures as defined by Regulation G of the SEC. As required by the SEC, we have provided a reconciliation of those measures to the most directly comparable GAAP measures on the Regulation G slides included as slides 29 through 36 of this presentation. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, our reported GAAP results.

3 Nationwide footprint  Operates in all 50 states, Washington, D.C. and in Canada  Over 40 operating subsidiaries and over 14,000 employees Strong revenue base, customer relationships and profitable results  Contract revenues of $2.98 billion for the trailing four quarters ended January 27, 2018  Non-GAAP Adjusted EBITDA of $383.5 million, or 12.9% of revenues for the trailing four quarters ended January 27, 2018  Non-GAAP Adjusted Diluted EPS of $3.88 for the trailing four quarters ended January 27, 2018 Solid financial profile  Liquidity of $485.4 million at January 27, 2018, consisting of cash and availability under our credit facility  No outstanding revolver borrowings at the end of Q2-18 Dycom Overview See “Regulation G Disclosure” slides 29-36 for a reconciliation of GAAP to Non-GAAP financial measures. Leading supplier of specialty contracting services to telecommunication providers

4 Telecommunications networks fundamental to economic progress Fiber is the foundation globally for wireline and wireless networks Consumer demand for bandwidth driving fiber deployments by telecom providers With a low percentage of total broadband connections provisioned by fiber in U.S., significant opportunities for sustained growth Telecommunications Industry Overview Source: Organisation for Economic Co-operation and Development (OECD), Broadband Portal (December 2016) 0% 10% 20% 30% 40% 50% 60% 70% 80% Pe rc en tag e o f fi b re c o n n ec tio n s in t o tal b ro ad b an d su b sc ri p tio n s, O EC D .Or g - D ec em b er 2 0 1 6

5 30 million 0 50 100 150 200 250 2016 Estimate of Homes Passed Homes Available U. S. H o m es w it h F ib er P as si n gs (a ) (I n M ill io n s) Massive investment cycle in early stages - total U.S. homes passed with fiber below 20% (a) Potential of 126.2 million U.S. households (Statista-2017) with estimate that each home will be passed by two separate telecom providers. Source: Fiber to the Home Council 188 million ~75% of homes commercially viable for fiber passing ~250 million passings (a)  Eventual fiber passings estimated to be approximately 188 million  30 million fiber passings completed through 2016 - over a decade in process Telecommunications Industry Overview “In an effort to capitalize on the growing demand for our Fioptics suite of products, we expanded our network to reach 70% of the homes and businesses in Greater Cincinnati, making it one of the most dense and competitively advantaged fiber networks in the country.” Leigh R. Fox, Cincinnati Bell Inc., President & CEO – February 2018

6 Strong Secular Trend “IP traffic in North America will reach 85 EB per month by 2021, at a CAGR of 20 percent. Monthly Internet traffic in North America will generate 11 billion DVDs’ worth of traffic, or 44.7 EB per month.” “Business IP traffic will grow fastest in North America. Business IP traffic in North America will grow at a CAGR of 23 percent, a faster pace than the global average of 21 percent.“ Cisco VNI: Forecast and Methodology, 2016–2021 (June 2017) North America Internet Protocol Traffic vs. GDP Growth Sources: U.S. Telecom, The Broadband Association; Cisco Visual Networking Index; U.S. National Bureau of Economic Analysis Strong and stable growth in IP traffic even in times of GDP decline

7 Industry Drivers Firm and strengthening end market opportunities  Fiber deployments in contemplation of emerging wireless technologies have begun in many regions of the country. A significant number of new project initiations will continue to occur in the near term.  Wireless construction activity in support of expanded coverage and capacity is poised to accelerate.  Telephone companies deploying FTTH to enable video offerings and 1 gigabit connections. This activity is expected to reaccelerate in the near term.  Cable operators continuing to deploy fiber to small and medium businesses and enterprises with increasing urgency. Fiber deep deployments to expand capacity, new build opportunities and overall cable capital expenditures are increasing.  Customers are consolidating supply chains creating opportunities for market share growth and increasing the long-term value of our maintenance business. We are increasingly providing integrated planning, engineering and design, procurement and construction and maintenance services for our customers. Encouraged that industry participants are committed to multi-year capital spending initiatives; these initiatives are increasing in numbers across multiple customers

Key Driver: High Bandwidth Deployments

DYCOM

AT&T


US Homes Passed (In Millions)
14
12
10
8
6
4
2
0
1.0
2.2
7.0 +
12.5
Q4-15
Q2-16
Q4-17
2019 AT&T Expectations

Sources: *AT&T Press Releases and transcripts.*

Verizon


Households (In Millions)
50
45
40
35
30
25
20
15
10
5
0
14
44
30
14
fios
fios/Opportunity addressable by 5G

Sources: *Verizon Nov-17 Analyst Presentation*

- **Telephone companies are deploying fiber to the home and fiber to the node technologies to enable video offerings and 1 gigabit connections**
- **Data transmission speeds dramatically increasing**
- **Key customer committed to passing millions of new locations with fiber**

"So if you look at where we are, we're going to make sure that we have capacity to keep all the networks we have running and in good shape. And once we take care of capacity, the next thing we go to is footprint. And when you look at footprint, the FirstNet is going to be a big part of that footprint build, and then the fiber footprint, we expect to get to another 3 million homes this year. So we continue to do that. We've mentioned when we talked about raising our capital budget $1 billion this year, a lot of that will go to fiber footprint."

John M. Donovan, AT&T Inc., Chief Strategy Officer – Feb 2018

"So, what's important to our – the products and services we offer, whether that's a Wireline or a Wireless, to Wireline or Wireless customer is the quality of that fiber asset in the underlying network architecture. And so, you've seen the things we've done around that. And certainly, we've talked a little bit about Boston, and how we're building the network there. And you should think about it as a blueprint for how we're building fiber in other locations as well."

Matthew D. Ellis, Verizon Communications, Inc., CFO & EVP - May 2017

8

9 Key Driver: Wireless Network Upgrades “Mobile connectivity has become essential for many network users. Most people already consider mobile voice service a necessity, and mobile voice, data, and video services are fast becoming an integral part of consumers and business users’ lives. Used extensively by consumer as well as enterprise segments, with impressive uptakes in both developed and emerging markets, mobility has proved to be transformational. The number of mobile subscribers has grown rapidly, and bandwidth demand for data and video content continues to increase. Mobile M2M connections represent the fastest growing device/connection category in our forecast. The next 5 years are projected to provide unabated mobile video adoption. Backhaul capacity and efficiency must increase so mobile broadband, data access, and video services can effectively support consumer usage trends and keep mobile infrastructure costs in check.” Cisco VNI Mobile, 2017  Wireless carriers are increasing 4G capacity and augmenting 4G with new 5G technologies creating growth opportunities in the near to intermediate term  Carriers enhancing coverage and capacity by increasing the number of small cells  Emerging wireless technologies require incremental wireline deployments  A complementary wireline investment cycle is fundamental to applications enabled by fully converged wireless/wireline networks Growth in Number of Cell Sites¹ 1 Source: Industry publications * Compound Annual Growth Rate (CAGR) 0 50,000 100,000 150,000 200,000 250,000 300,000 350,000 400,000 450,000 500,000 2 0 0 0 2 0 0 1 2 0 0 2 2 0 0 3 2 0 0 4 2 0 0 5 2 0 0 6 2 0 0 7 2 0 0 8 2 0 0 9 2 0 1 0 2 0 1 1 2 0 1 2 2 0 1 3 2 0 1 4 2 0 1 5 2 0 1 6 2020 Es ti mat e s 2025 Es ti mat e s U S C e ll C it ie s

10 “In business services, we're still in the early stages of bringing our superior products to the large addressable markets in midsized and enterprise customers. Brian Roberts, Chairman & CEO, Comcast – January 2018 Key Driver: Fiber to Businesses 1 Calendar 2017 2 Calculated as the combination of the estimated addressable market given by Charter ($20Bn) and Time Warner Cable ($10Bn) in their respective earnings transcripts prior to their May 2016 merger. Revenue earned by Comcast and Charter from Business Services totaled $12.1 Billion1 of an Addressable Market of $70 billion 2 Sources: Comcast and Charter Press Releases and transcripts

11 Intensely Focused on Telecommunications Market Contract revenues of $655.1 million for Q2-18 Services Crucial to Customers’ Success Electric and Gas Utilities and Other Underground Facility Locating Telecommunications Dycom is well-positioned to benefit from future growth opportunities  Outside Plant & Equipment Installation  Wireless  Premise Equipment Installation  Engineering  Underground Facility Locating

12 Local Credibility, National Capability Subsidiaries Dycom’s Nationwide Presence

13 Focused on High Value Profitable Growth  Anticipate emerging technology trends that drive capital spending  Deliberately target high quality, long-term industry leaders which generate the vast majority of the industry’s profitable opportunities  Selectively acquire businesses that complement our existing footprint and enhance our customer relationships  Leverage our scale and expertise to expand margins through best practices

14 Well Established Customers Top Customers Dycom has established relationships with:  Telephone companies  Wireless carriers  Cable multiple system operators  Electric utilities and others Customer Revenue Breakdown Q2-18 Blue-chip, investment grade customers comprise a substantial portion of revenue

15 Durable Customer Relationships Revenues ($ in millions) Notes: For comparison purposes, revenues from Charter Communications, Inc., Time Warner Cable Inc., and Bright House Networks, LLC have been combined for periods prior to their May 2016 merger. Revenues from Verizon Communications Inc. and XO Communications LLC’s fiber-optic network business have also been combined for periods prior to their February 2017 merger. Revenues from CenturyLink, Inc. and Level 3 Communications, Inc. have been combined prior to their November 2017 merger.

16 Anchored by Long-Term Agreements  Dycom is party to hundreds of MSA’s and other agreements with customers that extend for periods of one or more years  Generally multiple agreements maintained with each customer  Master Service Agreements (MSA’s)  Multi-year, multi-million dollar arrangements covering thousands of individual work orders  Generally exclusive requirement contracts  Agreements can at times be negotiated  Majority of contracts are based on units of delivery  Backlog at $5.847 billion as of Q2-18 Revenue by Contract Type for Fiscal Q2-18 Backlog ($ in millions) Master Service Agreements Long-term contracts Short-term contracts Our backlog estimates represent amounts under master service agreements and other contractual agreements for services projected to be performed over the terms of contracts. These estimates are generally based on contract terms and assessments regarding the timing of the services to be provided. In the case of master service agreements, backlog is calculated based on the work performed in the preceding twelve month period, when available. When estimating backlog for newly initiated master service agreements and other long and short term contracts, we also consider the anticipated scope of the contract and information received from the customer in the procurement process. A significant majority of our backlog estimates comprise services under master service agreements and other long term contracts. Backlog is not a measure defined by United States generally accepted accounting principles; however, it is a common measurement used in our industry. Our methodology for determining backlog may not be comparable to the methodologies used by others.

17 Industry Themes  Industry increasing network bandwidth dramatically  Major industry participants deploying significant 1 gigabit wireline networks  Emerging wireless technologies, in and of themselves, are driving significant wireline deployments o A complementary wireline investment cycle is underway to facilitate applications enabled by fully converged wireless/wireline networks  Industry developments are producing opportunities which in aggregate are robust. Converged wireless/wireline network deployments only further broaden our set of opportunities.  Delivering valuable service to customers  Currently providing services for 1 gigabit full deployments across the country in dozens of metropolitan areas to a number of customers  Have secured and are actively working on a number of converged wireless/wireline multi-use networks  Customers are revealing with more specificity multi-year initiatives that are being implemented and managed locally  Our ability to provide integrated planning, engineering and design, procurement and construction and maintenance services provides value to several industry participants  Dycom’s scale, market position and financial strength position it well as opportunities continue to expand

18 Sources and Uses of Cash ($ in millions) 10+ Years of Robust Cash Flow Generation Notes: Amounts represent cumulative cash flow for fiscal 2008 – Jan. 2018; See “Regulation G Disclosure” slides as set forth in the Appendix for a summary of amounts. Amounts may not add due to rounding. Other cash flow includes borrowings, other financing and investing activities and beginning cash on hand.  Strong operating cash flow of $1.405 billion over 10+ years  Prudent approach to capital allocation:  $472 million invested in share repurchases  $597 million invested in business acquisitions  $899 million in cap-ex, net of disposals, or approximately 44% of allocation Fiscal 2008 – 4 Quarters Ended Jan. 2018 Robust cash flow generation and prudent capital allocation provide strong foundation for returns $2,033 $2,033

19 Financial Update

20  Strengthening market opportunities despite near-term revenue declines  Contract revenues of $655.1 million in Q2-18, included $19.6 million in revenue from storm restoration services  Q2-18 Non-GAAP Adjusted EBITDA of $59.6 million, or 9.1% of revenue, compared to $86.2 million in Q2-17, or 12.3% of revenue  Non-GAAP Adjusted Diluted EPS of $0.12 per share in Q2-18 compared to $0.82 per share in Q2-17.  Solid financial profile  Strong balance sheet  Robust operating cash flows  Sound credit metrics and no near term debt maturities  Capital structure designed to produce strong returns  Repurchased 200,000 common shares for $16.9 million at an average price of $84.38 per share during six months ended January 27, 2018 and 713,006 common shares for $62.9 million at an average price of $88.23 per share during fiscal 2017  As of January 2018, $95.2 million authorized for share repurchases through August 2018 Financial Overview See “Regulation G Disclosure” slides 29-36 for a reconciliation of GAAP to Non-GAAP financial measures.

21 Contract Revenue Trend Annual Organic Revenue Trend Quarterly Contract Revenues Quarterly Organic Revenue Trend Annual Growth in Contract Revenues Financial charts - $ in millions *Organic % growth adjusted for additional week in Q4-16

22 Non-GAAP Adjusted Diluted EPS Non-GAAP Adjusted EBITDA Quarterly Non-GAAP Adjusted EBITDA Quarterly Non-GAAP Adjusted Diluted EPS Financial charts - $ in millions, except earnings per share amounts Earnings See “Regulation G Disclosure” slides 29-36 for a reconciliation of GAAP to Non-GAAP financial measures.

23 Strong balance sheet and robust liquidity Liquidity and Cash Flow Financial tables - $ in millions  Balance sheet reflects the strength of our business  Liquidity of $485.4 million at the end of Q2-18 consisting of availability under our Credit Facility and cash on hand Cash Flow from Operating Activities  Robust operating cash flows support strong organic growth (a) Availability on Revolver presented net of $48.7 million and $48.6 million L/C’s under the Senior Credit Facility at Q1-18 and Q2-18, respectively Liquidity Summary Q1-18 Q2-18 Cash and equivalents $ 24.5 $ 84.0 Senior Credit Facility, matures April 2020: $450 million revolver $ - $ - Term Loan Facilities $ 362.9 $ 358.1 Notional Value 485.0 485.0 Total Notional Amount of Debt $ 847.9 $ 843.1 Net Debt (Notional Debt less Cash) $ 823.3 $ 759.0 Total Notional Amount of Debt (see above) $ 847.9 $ 843.1 Unamortized debt discount and debt fees on 0.75% Convertible Senior Notes (87.8) (82.8) Debt, net of debt discount and fees $ 760.1 $ 760.3 Availability on revolver(a) $ 401.3 $ 401.4 Cash and availability on revolver $ 425.8 $ 485.4 0.75% Convertible Senior Notes, mature September 2021: * * Operating cash flows for the trailing 4 quarters ended January 27, 2018 calculated as the aggregate of $42.3 million in Q3-17, $149.9 million in Q4-17, $56.8 million in Q1-18 and $103.7 million in Q2-18.

24 Capital Allocated to Maximize Returns Strong balance sheet, solid cash flow and long-term confidence in industry outlook drives capital allocation strategy  Invest in organic growth  Pursue complementary acquisitions  Fiscal 2013 - 2017 acquisitions further strengthened Dycom’s customer base, geographic scope, and technical service offerings  During fiscal 2016 and 2017, acquired businesses for $181.4 million further strengthening customer relationships and expanding geographic reach  Share repurchases  Repurchased approximately 23.9 million shares for approximately $658 million since fiscal 2006  $95.2 million authorization available for share repurchases through August 2018 Dycom is committed to maximizing long term returns through prudent capital allocation See “Regulation G Disclosure” slides 29-36 for a reconciliation of GAAP to Non-GAAP financial measures.

Questions and Answers

Selected Information from Q2-18 Dycom Results Conference Call Materials The following slides 27 & 28 were used on February 28, 2018 in connection with the Company’s conference call for its fiscal 2018 second quarter results and are included for your convenience. Reference is made to slide 2 titled “Forward- Looking Statements, Non-GAAP Financial Measures, and Other Information” with respect to these slides. The information and statements contained in slides 27 & 28 that are forward-looking are based on information that was available at the time the slides were initially prepared and/or management’s good faith belief at that time with respect to future events. Except as required by law, the Company may not update forward-looking statements even though its situation may change in the future. For a full copy of the conference call materials, including the conference call transcript, see the Company’s Form 8-Ks filed with the Securities and Exchange Commission on February 28, 2018 and March 2, 2018.

"Fiscal 2019 Outlook" - This slide was used on February 28, 2018 in connection with the Company's conference call for its fiscal 2018 second quarter results and are included for convenience. Reference is made to slide 2 titled "Forward-Looking Statements, Non-GAAP Financial Measures, and Other Information" with respect to these slides. The information and statements contained in slides 27 & 28 that are forward-looking are based on information that was available at the time the slides were initially prepared and/or management's good faith belief at that time with respect to future events. Except as required by law, the Company may not update forward-looking statements even though its situation may change in the future. For a full copy of the conference call materials, including the conference call transcript, see the Company's Form 8-Ks filed with the Securities and Exchange Commission on February 28, 2018 and March 2, 2018.

DYCOM

Annual Outlook for Fiscal Year Ending January 26, 2019 (Fiscal 2019)

Financial table- $ in millions, except earnings per share amounts (% as a percent of contract revenues, except as noted for Effective Income Tax Rate)

Fiscal 2019 Outlook

	Trailing 4 Quarters Ended Jan. 27, 2018	*Outlook Fiscal 2019*
Contract Revenues	$ 2,978	**$ 3,300 - $ 3,500**
Diluted Earnings per Common Share – GAAP	$ 4.74	**$ 4.78 - $ 5.70**
Non-GAAP Adjusted Diluted Earnings per Common Share	$ 3.88	**$ 5.22 - $ 6.14**
Non-GAAP Adjusted EBITDA %	12.9%	**13.6% -14.1%**

Other Expectations

	Trailing 4 Quarters Ended Jan. 27, 2018	*Outlook Fiscal 2019*
Depreciation	$ 138.1	$ 160 - $ 164
Amortization	$ 24.6	$ 22
Share-based compensation *(Amount is included in General & Administrative Expense)*	$ 23.1	$ 26 – $ 27
Non-GAAP Adjusted Interest Expense *(Excludes non-cash amortization of debt discount of $18.1 million for Trailing 4 Quarters Ended Jan. 27, 2018 and $19.1 million for FY-19)*	$ 20.6	$ 22 - $ 23
Other Income, net *(Includes gain on sales of fixed assets of $18.9 million for Trailing 4 Quarters Ended Jan. 27, 2018 and expectation of $10 - $12 million in FY-19)*	$ 17.1	$ 6 - $ 8
Non-GAAP Adjusted Effective Income Tax Rate *(as a % of Adjusted Non-GAAP Income before Taxes)*	37.0%	27.0 % - 27.5 %
Adjusted Diluted Shares – Non-GAAP	31.8 million	31.9 million

- Revenue outlook for Fiscal 2019 reflects our expectations of the following:
  - Accelerating fiber deployments for emerging wireless technologies
  - Increasing wireless services
  - Solid demand from several large customers reflecting 1 gigabit deployments and fiber deep cable capacity projects
- Seasonality:
  - Revenue expected to decline in the April quarter and then increase in the July, October, and January quarters compared to the same periods in the prior year
  - Revenue and margins for fiscal 2019 are expected to be impacted by seasonal adverse weather, which is more likely to occur during the winter season including the fiscal quarters ending in April and January. In addition, a disproportionate percentage of paid holidays fall within the fiscal quarter ending in January, which decreases the number of available workdays in that quarter.

See "Regulation G Disclosure" slides 29-36 for a reconciliation of GAAP to Non-GAAP financial measures.

27

"Q1-19 Outlook" - This slide was used on February 28, 2018 in connection with the Company's conference call for its fiscal 2018 second quarter results and are included for convenience. Reference is made to slide 2 titled "Forward-Looking Statements, Non-GAAP Financial Measures, and Other Information" with respect to these slides. The information and statements contained in slides 27 & 28 that are forward-looking are based on information that was available at the time the slides were initially prepared and/or management's good faith belief at that time with respect to future events. Except as required by law, the Company may not update forward-looking statements even though its situation may change in the future. For a full copy of the conference call materials, including the conference call transcript, see the Company's Form 8-Ks filed with the Securities and Exchange Commission on February 28, 2018 and March 2, 2018.

DYCOM

Looking Ahead to the Quarter Ended April 28, 2018 (Q1-2019)

Financial table- $ in millions, except earnings per share amounts (% as a percent of contract revenues, except as noted for Effective Income Tax Rate)

Q1-19 Outlook

	Quarter Ended April 29, 2017	*Outlook - Quarter Ended April 28, 2018 (Q1-2019)*
Contract Revenues	$ 786.3	**$ 720 - $ 750**
Diluted Earnings per Common Share – GAAP	$ 1.22	**$ 0.52 - $ 0.67**
Non-GAAP Adjusted Diluted Earnings per Common Share	$ 1.30	**$ 0.63 - $ 0.78**
Non-GAAP Adjusted EBITDA %	13.8%	**10.7% -11.1%**

Other Expectations

	Quarter Ended April 29, 2017	*Outlook - Quarter Ended April 28, 2018 (Q1-2019)*
Depreciation	$ 31.2	$ 37.9 - $ 38.7
Amortization	$ 6.2	$ 5.5
Share-based compensation *(Amount is included in General & Administrative Expense)*	$ 4.9	$ 5.3
Non-GAAP Adjusted Interest Expense *(Excludes non-cash amortization of debt discount of $4.4 million for the Quarter Ended April 29, 2017 and expectations of $4.7 million in Q1-19)*	$ 5.0	$ 5.4
Other Income, net *(Includes Gain on sales of fixed assets of $5.0 million for the Quarter Ended April 29, 2017 and expectation of $4.8 - $5.4 million in Q1-19)*	$ 4.8	$ 4.1 - $ 4.7
Non-GAAP Adjusted Effective Income Tax Rate (as a % of Adjusted Non-GAAP Income before Taxes)	37.0%	27.0 % - 27.5 %
Adjusted Diluted Shares – Non-GAAP	31.9 million	31.8 million

- Revenue outlook for Q1-2019 reflects our expectations of the following:
  - Accelerating fiber deployments for emerging wireless technologies
  - Wireless services begin to ramp
  - Solid demand from several large customers reflecting 1 gigabit deployments and fiber deep cable capacity projects
- Margin outlook for Q1-2019 reflects anticipated timing of activity on large customer programs and the related impacts on margins as well as near-term weather impacts

See "Regulation G Disclosure" slides 29-36 for a reconciliation of GAAP to Non-GAAP financial measures.

28

29 Explanation of Non-GAAP Measures Appendix: Regulation G Disclosure The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used in this trend schedule as follows: • Non-GAAP Organic Contract Revenues – contract revenues from businesses that are included for the entire period in both the current and prior year periods, excluding contract revenues from storm restoration services, adjusted independently each comparative period for the additional week in the fourth quarter of fiscal 2016, the quarter ended July 30,2016, as a result of the Company’s 52/53 week fiscal year. Non-GAAP Organic Revenue growth (decline) is calculated as the percentage change in Non-GAAP Organic Revenues over those of the comparable prior year period. Management believes organic growth (decline) is a helpful measure for comparing the Company’s revenue performance with prior periods. • Non-GAAP Adjusted EBITDA – net income before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, loss on debt extinguishment, and certain non- recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates. • Non-GAAP Adjusted Net Income – GAAP net income before loss on debt extinguishment, non-cash amortization of the debt discount and the related tax impact, certain tax impacts resulting from vesting and exercise of share-based awards, certain tax impacts of Tax Reform, and certain non-recurring items. • Non-GAAP Adjusted Diluted Earnings per Common Share and Non-GAAP Adjusted Diluted Shares – Non-GAAP Adjusted Net Income divided by Non-GAAP Adjusted Diluted Shares outstanding. The Company has a note hedge in effect to offset the economic dilution of additional shares from the Notes up to an average quarterly share price of $130.43. The measure of Non-GAAP Adjusted Diluted Shares used in computing Non-GAAP Adjusted Diluted Earnings per Common Share excludes dilution from the Notes. Management believes that the calculation of Non-GAAP Adjusted Diluted Shares to reflect the note hedge is useful to investors because it provides insight into the offsetting economic effect of the hedge against potential conversion of the Notes. Management excludes or adjusts each of the items identified below from Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share: • Non-cash amortization of the debt discount – The Company’s Notes were allocated between debt and equity components. The difference between the principal amount and the carrying amount of the liability component of the Notes represents a debt discount. The debt discount is being amortized over the term of the Notes but does not result in periodic cash interest payments. The Company has excluded the non-cash amortization of the debt discount from its Non-GAAP financial measures because it believes it is useful to analyze the component of interest expense for the Notes that will be paid in cash. The exclusion of the non-cash amortization of the debt discount provides management with a consistent measure for assessing financial results. • Acquisition transaction related costs – The Company incurred costs of approximately $0.7 million in connection with an acquisition during the quarter ended July 30, 2016. The exclusion of the acquisition transaction related costs from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing financial results. • Loss on debt extinguishment – The Company incurred a pre-tax charge of approximately $16.3 million for early extinguishment of debt in connection with the redemption of its 7.125% senior subordinated notes during the first quarter of fiscal 2016. Management believes excluding the loss on debt extinguishment from the Company’s Non-GAAP financial measures assists investors’ overall understanding of the Company’s current financial performance. The Company believes this type of charge is not indicative of it core operating results. The exclusion of the loss on debt extinguishment from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing the current and historical financial results. • Tax impact from Tax Reform – During the quarter ended January 27, 2018, the Company recognized an income tax benefit of approximately $32.2 million resulting from Tax Reform, primarily due to a reduction of net deferred tax liabilities. The Company has excluded this impact because it is a significant change in the U.S. federal corporate tax rate and because the Company believes it is not indicative of the Company's underlying results or ongoing operations. • Tax impact of excess tax benefits as a result of ASU 2016-09 – ASU 2016-09, Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”) became effective for the Company July 30, 2017, the first day of the 2018 transition period, and changed the treatment of windfalls (or shortfalls) arising from the vesting and exercise of share-based awards. Prior to ASU 2016-09, these amounts were recorded as an adjustment to additional paid-in capital. With the adoption of ASU 2016-09, these amounts are now captured in the Company's provision for income taxes. The Company excluded the impact of approximately $6.9 million of excess tax benefits during the quarter ended January 27, 2018 from its provision for income taxes in its Non-GAAP measures as this amount may vary significantly from period to period and excluding this amount from the Company's Non-GAAP financial measures provides management with a more consistent measure for assessing financial results. • Tax impact of adjusted results – The tax impact of adjusted results was calculated utilizing a Non-GAAP effective tax rate which approximates the Company’s effective tax rate used for financial planning for the applicable period.

30 Appendix: Regulation G Disclosure This slide was used on February 28, 2018 in connection with the Company’s conference call for its fiscal 2018 second quarter results and are included for convenience. Reference is made to slide 2 titled “Forward-Looking Statements, Non-GAAP Financial Measures, and Other Information” with respect to these slides. The information and statements contained in slides 27 & 28 that are forward-looking are based on information that was available at the time the slides were initially prepared and/or management’s good faith belief at that time with respect to future events. Except as required by law, the Company may not update forward-looking statements even though its situation may change in the future. For a full copy of the conference call materials, including the conference call transcript, see the Company’s Form 8-Ks filed with the Securities and Exchange Commission on February 28, 2018 and March 2, 2018. Use of Non-GAAP Financial Measures: The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, we may use or discuss Non-GAAP financial measures, as defined by Regulation G of the SEC. See Explanation of Non-GAAP Measures on slide 29. Notes: Amounts above may not add due to rounding. Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures Outlook – Non-GAAP Diluted Earnings per Common Share for Fiscal 2019 and Quarter Ending April 28, 2018 (Q1-19) Unaudited Fiscal 2019 Quarter Ending April 28, 2018 (Q1-19) Diluted earnings per common share – GAAP (a) $4.78 - $5.70 $0.52 - $0.67 Adjustment for addback of after-tax non-cash amortization of debt discount on Notes (b) $ 0.44 $ 0.11 Non-GAAP Adjusted Diluted Earnings per Common Share $5.22 - $6.14 $0.63 - $0.78 Diluted shares (in millions) (c) 31.9 31.8 (a) Based on a preliminary analysis of the impact of tax reform, the Company currently expects that the fiscal 2019 effective tax rate will be within a range of 27.0% to 27.5% before the tax effects of the settlement of share-based awards. (b) The Company expects to recognize approximately $19.1 million and $4.7 million in pre-tax interest expense during fiscal 2019 and the quarter ending April 28, 2018, respectively, for non-cash amortization of the debt discount associated with the Notes. (c) Actual GAAP diluted shares will include any applicable dilutive effect of the Notes based on the average share price during the respective period. The Company has a note hedge in effect to offset the economic dilution of additional shares from the Notes up to an average quarterly price of $130.43 per share. Accordingly, for Non-GAAP Adjusted Diluted Earnings per Common Share calculations, the Company expects to present results per share that exclude the dilutive effect of the Notes, if applicable, based on the expected effect of the note hedge.

31 Appendix: Regulation G Disclosure This slide was used on February 28, 2018 in connection with the Company’s conference call for its fiscal 2018 second quarter results and are included for convenience. Reference is made to slide 2 titled “Forward-Looking Statements, Non-GAAP Financial Measures, and Other Information” with respect to these slides. The information and statements contained in slides 27 & 28 that are forward-looking are based on information that was available at the time the slides were initially prepared and/or management’s good faith belief at that time with respect to future events. Except as required by law, the Company may not update forward-looking statements even though its situation may change in the future. For a full copy of the conference call materials, including the conference call transcript, see the Company’s Form 8-Ks filed with the Securities and Exchange Commission on February 28, 2018 and March 2, 2018. Use of Non-GAAP Financial Measures: The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, we may use or discuss Non-GAAP financial measures, as defined by Regulation G of the SEC. See Explanation of Non-GAAP Measures on slide 29. Notes: Amounts above may not add due to rounding. Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures Reconciliation of Net Income to Non-GAAP Adjusted EBITDA based on the Midpoint of Earnings per Common Share ("EPS") Guidance for Fiscal 2019 and Quarter Ending April 28, 2018 (Q1-19) (Dollars in millions) Unaudited Fiscal 2019 Quarter Ending April 28, 2018 (Q1-19) Net income $ 167 $ 19.0 Interest expense, net 41 10.1 Provision for income taxes 63 7.1 D pre iatio and amortization 184 43.8 Ear i Before Interest, Taxes, Depreciation & Amortization ("EBITDA") 455 80.0 in on sal f fixed assets (11) (5.1) Stock-based compensation expense 26 5.3 Non-GAAP Adjusted EBITDA $ 470 $ 80.3 Contract Revenues (at midpoint of guidance) $ 3,400 $ 735 Non-GAAP Adjusted EBITDA % of Contract Revenues (at midpoint of guidance) 13.8% 10.9% (at midpoint of EPS guidance)

32 Appendix: Regulation G Disclosure Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures Non-GAAP Organic Contract Revenue Unaudited ($ in millions) (a) Q4-16 contained 14 weeks as a result of our 52/53 week fiscal year as compared to 13 weeks in all other quarterly periods presented herein. The Q4-16 Non-GAAP adjustment is calculated independently for each comparative period as (i) contract revenues less, (ii) revenues from acquired businesses in each applicable period, (iii) divided by 14 weeks. Use of Non-GAAP Financial Measures: The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, we may use or discuss Non-GAAP financial measures, as defined by Regulation G of the SEC. See Explanation of Non-GAAP Measures on slide 29.

Appendix: Regulation G Disclosure

DYCOM

Contract Revenues and Organic Growth - Reconciliation of GAAP to Non-GAAP Measures ($ in millions)

The table below reconciles GAAP revenue growth to Non-GAAP organic revenue growth

	GAAP Contract Revenues	NON-GAAP ADJUSTMENTS: *Revenues from acquired businesses*	NON-GAAP ADJUSTMENTS: *Revenues from storm restoration services*	NON-GAAP ADJUSTMENTS: *Additional week as a result of our 52/53 week fiscal year (a)*	Non-GAAP - Organic Contract Revenues	Revenue Growth (Decline)%: GAAP %	Revenue Growth (Decline)%: Non-GAAP - Organic %
4 Quarters Ended January 27, 2018	$ 2,977.9	$ (87.3)	$ (35.1)	$ -	$ 2,855.5	0.8%	(0.2)%
4 Quarters Ended January 28, 2017 (b)	$ 2,954.2	$ (37.3)	$ -	$ (56.0)	$ 2,860.9		
Fiscal 2017	$ 3,066.9	$ (214.9)	$ -	$ -	$ 2,852.0	14.8%	14.1%
Fiscal 2016	$ 2,672.5	$ (119.8)	$ -	$ (53.5)	$ 2,499.2		
Fiscal 2016	$ 2,672.5	$ (159.0)	$ -	$ (52.9)	$ 2,460.7	32.2%	22.7%
Fiscal 2015	$ 2,022.3	$ (17.7)	$ -	$ -	$ 2,004.7		
Fiscal 2015	$ 2,022.3	$ (40.4)	$ -	$ -	$ 1,982.0	11.6%	9.6%
Fiscal 2014	$ 1,811.6	$ (2.8)	$ -	$ -	$ 1,808.8		
Fiscal 2014	$ 1,811.6	$ (499.3)	$ -	$ -	$ 1,312.3	12.6%	4.7%
Fiscal 2013	$ 1,608.6	$ (337.9)	$ (16.7)	$ -	$ 1,254.0		
Fiscal 2013	$ 1,608.6	$ (337.9)	$ (16.7)	$ -	$ 1,254.0	33.9%	4.9%
Fiscal 2012	$ 1,201.1	$ -	$ (6.0)	$ -	$ 1,195.1		

(a) Non-GAAP adjustments in FY 2016 reflect adjustments in Q4-16 resulting from the Company's 52/53 week fiscal year. The Q4-16 Non-GAAP adjustment is calculated independently for each comparative period as (i) contract revenues less, (ii) revenues from acquired businesses in each applicable period, (iii) divided by 14 weeks.

(b) Revenue for the 4 Quarters Ended January 28, 2017 is calculated as the aggregate of $664.6 million in Q3-16, $789.2 million in Q4-16, $799.2 million in Q1-17, and $701.1 million in Q2-17.

Notes: Amounts above may not add due to rounding.

Use of Non-GAAP Financial Measures: The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, we may use or discuss Non-GAAP financial measures, as defined by Regulation G of the SEC. See Explanation of Non-GAAP Measures on slide 29.

33

Appendix: Regulation G Disclosure

DYCOM

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
Calculation of Cumulative Cash Flows Fiscal 2008 through Fiscal 2017
Unaudited
($ in millions)

	Net Cash Provided by Operating Activities	Capital Expenditures, Net of Proceeds from Asset Sales	Cash Paid for Acquisitions, net of cash acquired	Repurchases of Common Stock	Borrowings and Other Financing Activities [1]	Other Investing Activities [2]	Total Amount Provided by Other Financing and Investing Activities
Six months ended Jan. 2018	$ 160.5	$ (76.0)	$ -	$ (16.9)	$ (21.5)	$ (0.7)	$ (22.2)
FY-17	256.4	(185.2)	(24.2)	(62.9)	20.4	0.3	20.7
FY-16	261.5	(175.5)	(157.2)	(170.0)	254.1	(0.5)	253.6
FY-15	141.9	(93.6)	(31.9)	(87.1)	75.9	(4.5)	71.4
FY-14	84.2	(73.7)	(17.1)	(10.0)	19.0	(0.3)	18.7
FY-13	106.7	(58.8)	(330.3)	(15.2)	263.5	0.1	263.6
FY-12	65.1	(52.8)	-	(13.0)	7.6	0.9	8.5
FY-11	43.9	(49.2)	(36.5)	(64.5)	47.5	0.2	47.7
FY-10	54.1	(46.6)	-	(4.5)	(4.4)	-	(4.4)
FY-09	126.6	(25.3)	-	(2.9)	(15.7)	(0.1)	(15.8)
FY-08	104.3	(62.3)	0.5	(25.2)	(13.8)	(0.3)	(14.1)
Cumulative	$ 1,405.3	$ (899.1)	$ (596.7)	$ (472.2)	$ 632.6	$ (4.9)	$ 627.7

Cash at January 27, 2018	$ 84.0
Cash at July 28, 2007	18.8
Net Increase in Cash	$ 65.2

Notes: Amounts may not add due to rounding.
[1] *Other financing activities represents net cash provided by (used in) financing activities less repurchases of common stock.*
[2] *Other investing activities represents net cash provided by (used in) investing activities less capital expenditure, net of proceeds from asset sales and less cash paid for acquisitions, net of cash acquired.*

34

Appendix: Regulation G Disclosure

DYCOM

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
Non-GAAP Adjusted Net Income, Non-GAAP Adjusted Diluted EPS, and Non-GAAP Adjusted Interest Expense
Unaudited ($ in 000's, except per share amounts)

Reconciliation of Net Income to Non-GAAP Adjusted Net Income and Diluted EPS to Non-GAAP Adjusted Diluted EPS

	Fiscal 2013	Fiscal 2014	Fiscal 2015	Q1-16	Q2-16	Q3-16	Q4-16	Fiscal 2016	Q1-17	Q2-17	Q3-17	Q4-17	Fiscal 2017	Q1-18	Q2-18	4 Qtrs. Ended Jan 27, 2018
Net income	$ 35.2	$ 40.0	$ 84.3	$ 30.8	$ 15.5	$ 33.1	$ 49.4	$ 128.7	$ 51.1	$ 23.7	$ 38.8	$ 43.7	$ 157.2	$ 28.8	$ 40.1	$ 151.3
Loss on debt extinguishment	-	-	-	16.3	-	-	-	16.3	-	-	-	-	-	-	-	-
Amortization of debt discount	-	-	-	1.8	4.1	4.2	4.6	14.7	4.3	4.4	4.4	4.5	17.6	4.5	4.6	18.1
Charges for settlement of wage and hour litigation	0.5	0.6	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Acquisition related costs	6.8	-	-	-	-	-	0.7	0.7	-	-	-	-	-	-	-	-
Tax impact of adjustments	(3.0)	(0.2)	-	(6.8)	(1.6)	(1.6)	(2.0)	(12.0)	(1.6)	(1.6)	(1.6)	(1.7)	(6.6)	(1.7)	(1.8)	(6.8)
Tax impact of Tax Reform (a)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(32.2)	(32.2)
Tax impact of share-based vestings and exercises (b)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(6.9)	(6.9)
Total adjustments, net of tax	$ 4.6	$ 0.4	$ -	$ 11.2	$ 2.5	$ 2.6	$ 3.3	$ 19.6	$ 2.7	$ 2.7	$ 2.8	$ 2.8	$ 11.0	$ 2.8	$ (36.3)	$ (27.9)
Non-GAAP Adjusted Net income	**$ 39.8**	**$ 40.3**	**$ 84.3**	**$ 42.0**	**$ 18.0**	**$ 35.7**	**$ 52.7**	**$ 148.3**	**$ 53.7**	**$ 26.4**	**$ 41.6**	**$ 46.5**	**$ 168.3**	**$ 31.6**	**$ 3.8**	**$ 123.5**
Diluted Earnings Per Share																
Net income	$ 1.04	$ 1.15	$ 2.41	$ 0.91	$ 0.46	$ 1.00	$ 1.54	$ 3.89	$ 1.59	$ 0.74	$ 1.22	$ 1.38	$ 4.92	$ 0.90	$ 1.24	$ 4.74
Adjusting Items from above, after tax	0.14	0.01	-	0.33	0.08	0.08	0.10	0.59	0.08	0.09	0.09	0.09	0.35	0.09	(1.12)	(0.86)
Non-GAAP Adjusted Diluted Earnings Per Common Share	**$ 1.18**	**$ 1.16**	**$ 2.41**	**$ 1.24**	**$ 0.54**	**$ 1.08**	**$ 1.64**	**$ 4.48**	**$ 1.67**	**$ 0.82**	**$ 1.30**	**$ 1.47**	**$ 5.26**	**$ 0.99**	**$ 0.12**	**$ 3.88**
GAAP Fully Diluted Shares (in thousands)	33,782	34,816	35,027	33,887	33,520	33,051	32,074	33,116	32,200	32,162	31,910	31,664	31,985	31,892	32,218	31,921
Adjustment for economic benefit of note hedge relatedto Notes (c)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(435)	(109)
Non-GAAP Adjusted Fully Diluted Shares (in thousands) (c)	33,782	34,816	35,027	33,887	33,520	33,051	32,074	33,116	32,200	32,162	31,910	31,664	31,985	31,892	31,784	31,813

(a) During the quarter ended January 27, 2018, the Company recognized an income tax benefit of approximately $32.2 million resulting from the Tax Cuts and Jobs Act of 2017 ("Tax Reform"), primarily due to the re-measurement of the Company's net deferred tax liabilities at a lower U.S. federal corporate income tax rate.
(b) During the quarter ended January 27, 2018, the Company recognized an income tax benefit of approximately $6.9 million for the tax effects of the vesting and exercise of share-based awards.
(c) The Company has a note hedge in effect to offset the economic dilution of additional shares from the Notes up to an average quarterly share price of $130.43 per share. Non-GAAP Adjusted Diluted Shares excludes the GAAP dilutive effect of the Notes.

Notes: Amounts above may not add due to rounding.

Use of Non-GAAP Financial Measures: The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, we may use or discuss Non-GAAP financial measures, as defined by Regulation G of the SEC. See Explanation of Non-GAAP Measures on slide 29.

35

Appendix: Regulation G Disclosure

DYCOM

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
Non-GAAP Adjusted EBITDA
Unaudited ($ in 000's, except per share amounts)

Reconciliation of Net Income to Non-GAAP Adjusted EBITDA

	Fiscal 2013	Fiscal 2014	Fiscal 2015	Q1-16	Q2-16	Q3-16	Q4-16	Fiscal 2016	Q1-17	Q2-17	Q3-17	Q4-17	Fiscal 2017	Q1-18	Q2-18	4 Qtrs. Ended Jan 27, 2018
Net income	$ 35.2	$ 40.0	$ 84.3	$ 30.8	$ 15.5	$ 33.1	$ 49.4	$ 128.7	$ 51.1	$ 23.7	$ 38.8	$ 43.7	$ 157.2	$ 28.8	$ 40.1	$ 151.3
Provision (benefit) for income taxes	23.0	26.3	51.3	18.6	10.0	19.4	29.6	77.6	30.3	14.0	22.7	26.1	93.2	15.6	(37.9)	26.6
Interest expense, net	23.3	26.8	27.0	9.1	7.9	8.0	9.7	34.7	9.1	9.2	9.4	9.7	37.4	9.7	9.9	38.7
Depreciation	64.8	74.5	79.3	22.7	25.2	27.0	30.6	105.5	28.4	29.6	31.2	34.0	123.1	36.4	36.6	138.1
Amortization	20.7	18.3	16.7	4.8	4.7	4.5	5.4	19.4	6.2	6.1	6.2	6.3	24.8	6.3	5.8	24.6
EBITDA	167.0	185.9	258.7	86.0	63.2	92.0	124.7	366.0	125.0	82.6	108.3	119.8	435.7	96.7	54.4	379.3
Gain on sale of fixed assets	(4.7)	(10.7)	(7.1)	(1.1)	(1.0)	(4.1)	(3.6)	(9.8)	(1.4)	(1.7)	(5.0)	(6.6)	(14.9)	(6.5)	(0.7)	(18.9)
Stock-based compensation expense	9.9	12.6	13.9	4.5	4.2	3.9	4.2	16.9	5.7	5.3	4.9	4.9	20.8	7.3	5.9	23.1
Loss on debt extinguishment	-	-	-	16.3	-	-	-	16.3	-	-	-	-	-	-	-	-
Acquisition related costs	6.8	-	-	-	-	-	0.7	0.7	-	-	-	-	-	-	-	-
Charges for settlement of wage and hour litigation	0.5	0.6	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Non-GAAP Adjusted EBITDA	**$ 179.8**	**$ 188.4**	**$ 265.5**	**$ 105.7**	**$ 66.4**	**$ 91.9**	**$ 126.0**	**$ 390.0**	**$ 129.2**	**$ 86.2**	**$ 108.2**	**$ 118.0**	**$ 441.6**	**$ 97.6**	**$ 59.6**	**$ 383.5**

Reconciliation of Non-GAAP Adjusted EBITDA (from above) as a % of Revenue

	Fiscal 2013	Fiscal 2014	Fiscal 2015	Q1-16	Q2-16	Q3-16	Q4-16	Fiscal 2016	Q1-17	Q2-17	Q3-17	Q4-17	Fiscal 2017	Q1-18	Q1-18	4 Qtrs. Ended Jan 27, 2018
Total contract revenues	$ 1,608.6	$ 1,811.6	$ 2,022.3	$ 659.3	$ 559.5	$ 664.6	$ 789.2	$ 2,672.5	$ 799.2	$ 701.1	$ 786.3	$ 780.2	$ 3,066.9	$ 756.2	$ 655.1	$ 2,977.9
EBITDA as a percentage of contract revenues	10.4%	10.3%	12.8%	13.1%	11.3%	13.8%	15.8%	13.7%	15.6%	11.8%	13.8%	15.4%	14.2%	12.8%	8.3%	12.7%
Non-GAAP Adjusted EBITDA as a % of contract revenues	**11.2%**	**10.4%**	**13.1%**	**16.0%**	**11.9%**	**13.8%**	**16.0%**	**14.6%**	**16.2%**	**12.3%**	**13.8%**	**15.1%**	**14.4%**	**12.9%**	**9.1%**	**12.9%**

Notes: Amounts above may not add due to rounding.

Use of Non-GAAP Financial Measures: The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, we may use or discuss Non-GAAP financial measures, as defined by Regulation G of the SEC. See Explanation of Non-GAAP Measures on slide 29.

36

Investor Presentation March 2018